Exhibit 5.2

O’Melveny & Myers LLP	T: +1 212 326 2000	File Number: 0507930-00008
Times Square Tower	F: +1 212 326 2061
7 Times Square	omm.com
New York, NY 10036-6537

January 27, 2025

Belite Bio, Inc

12750 High Bluff Drive Suite 475, San Diego, CA 92130

Re:          Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as U.S. counsel to Belite Bio, Inc, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), in connection with the preparation of the shelf registration statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2025 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the SEC promulgated under the Securities Act, of an indeterminate amount of the following securities: (i) ordinary shares of the Company, par value $0.0001 (the “Shares”), including in the form of American depositary shares, each representing one Share (the "ADSs"), (ii) preferred shares of the Company, par value $0.0001 per share (the “Preferred Shares”), (iii) warrants to subscribe for ADSs, Shares and/or Preferred Shares of the Company (the “Warrants”), (iv) overallotment purchase rights to purchase ADSs, Shares, Preferred Shares, Warrants, Subscription Rights (as defined below) and/or Units (as defined below) of the Company (the “Overallotment Purchase Rights”), (v) subscription rights to purchase ADSs, Shares and/or Preferred Shares of the Company (the “Subscription Rights”); (vi) units consisting of two or more of these classes or series of securities (the “Units”), (vii) capital notes of the Company which are convertible into ADSs or Shares (the “Capital Notes”) and (viii) debt securities, which may be either senior or subordinated debt securities or senior or subordinated convertible debt securities (the “Debt Securities”). The Shares, ADSs, Preferred Shares, Warrants, Overallotment Purchase Rights, Subscription Rights, Units, Capital Notes and/or Debt Securities are collectively referred to as “Company Securities”.

In our capacity as such counsel, we have examined the originals or copies of those corporate and other records and documents we considered appropriate, including among other things:

(a)	the Registration Statement;

(b)	the Deposit Agreement, dated as of April 28, 2022, by and among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and all holders and beneficial owners from time to time of the ADSs issued thereunder (the “Deposit Agreement”); and

Austin • Century City • Dallas • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

(c)	the Officer’s Certificate of the Company, dated January 27, 2025.

In our examination, we assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that New York law will be chosen to govern the Indenture and that such choice is a valid and legal provision. To the extent that the Company’s obligations depend on the enforceability of any agreement against the other parties to the agreement, we have assumed that such agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

We have also assumed that, at or prior to the time of delivery of any Company Securities, (i) the Registration Statement will be effective and will comply with all applicable laws at the time any Company Securities are offered or issued as contemplated by the Registration Statement (ii) an appropriate prospectus supplement describing relevant Company Securities offered pursuant to the Registration Statement, to the extent required by the Securities Act and the applicable rules and regulations thereunder, has been prepared, delivered and has been or will be filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Company is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands, with all corporate power and authority to enter into the Indenture and to perform its obligations thereunder, (iv) any Company Securities have been authorized by all necessary corporate action on the part of the Company, (v) any Shares or Preferred Shares that may be issued upon exercise of any Warrant or conversion of any Debt Securities will not exceed the limits of the then remaining authorized but unissued amount of such Shares or Preferred Shares that the Company is then authorized to issue, (vi) the execution, delivery and performance of any applicable transaction document relating to the issue, offer and sale of Company Securities have been duly authorized by all necessary corporate action on the part of the Company and each such document has been duly executed and delivered by the Company, (vii) there has not occurred any change in law or further action by the Board of Directors of the Company (or any authorized committee thereof) affecting the validity or enforceability of the Company Securities, and (viii) any Company Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement. We have also assumed that none of the terms of any Company Securities to be established after the date hereof, nor the issuance and delivery of such Company Securities, nor the compliance by the Company, with the terms of such Company Securities will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

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On the basis of such examination, our reliance upon the assumptions in this letter and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this letter, we are of the opinion that, with respect to any Company Securities offered under the Registration Statement (the “Offered Company Securities”), when (i) the specific terms of the particular Offered Company Securities have been duly established in accordance with the applicable transaction document, (ii) the applicable transaction documents to be entered into in connection with the issuance of any Offered Company Securities have been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Company Securities have been duly authorized, authenticated, executed, issued and delivered in accordance with the terms of the transaction documents and the applicable underwriting or other agreement (including, in the case of “book entry” Offered Company Securities, such Company Securities being entered under the names of the purchasers thereof on the books of a depositary) against payment therefor, such Offered Company Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity, and by possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights.

The law governed by this opinion letter is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the base prospectus included in the Registration Statement or any applicable prospectus supplement, other than as expressly stated herein with respect to the Company Securities.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the base prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully submitted,
/s/ O’Melveny & Myers LLP

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